Exhibit 10.3

MASTER AMENDMENT
TO
PERFORMANCE SHARE AGREEMENTS

This Master Amendment is entered into by and between Pinnacle West Capital Corporation (the “Company”) and                      (“Employee”) as of this      day of             , 2012 (the “Effective Date”).

BACKGROUND

A.                                    Employee has previously received annual Awards of Performance Shares and Dividend Equivalents pursuant to the terms and provisions of the Pinnacle West Capital Corporation 2007 Long-Term Incentive Plan.

B.                                    Each of the annual Awards is evidenced by a Performance Share Agreement (the “Award Agreement”).

C.                                    Pursuant to the Award Agreements, the calculation and vesting of the Awards is not accelerated upon the occurrence of a Change of Control.

D.                                    The Company’s Board of Directors has approved the Pinnacle West Capital Corporation 2012 Long-Term Incentive Plan (the “2012 Plan”) that will be submitted to the Company’s shareholders for approval at the Company’s 2012 Annual Meeting. The 2012 Plan provides for the acceleration of the vesting and calculation of awards in certain circumstances following a Change of Control (as that term is defined in the 2012 Plan).

E.                                     In order to conform, to the extent possible and advisable, the Change of Control provisions of the Award Agreements to the provisions of the 2012 Plan, by the execution of this Master Amendment, the Company and Employee agree to amend each of the outstanding Award Agreements as set forth below.

AMENDMENT

1.                                      Section 4 of each of the Award Agreements is hereby amended by the addition of the following new Subsection 4(d) for all Awards other than the 2012 Award and new Subsection 4(e) for the 2012 Award:

Change of Control.  The calculation and vesting of the Performance Shares, but not the payment for the Performance Shares, may be accelerated upon the occurrence of a Change of Control to the extent provided in Addendum A.

2.                                      Each of the Award Agreements is hereby amended by the addition of the attached Addendum A.

[SIGNATURES ON PAGE 2]

To signify their adoption of this Master Amendment, Employee and an authorized representative of the Company have signed this Master Amendment as of the Effective Date noted above.

PINNACLE WEST CAPITAL CORPORATION

By:

Its:

Date:

EMPLOYEE

(Name — Please Print)

(Signature)

(Date)

2

ADDENDUM A
TO
PERFORMANCE SHARE AGREEMENTS

Pursuant to the authority conferred upon the Committee under Section 12.8 of the Plan, the Committee has decided that upon the closing, or in anticipation of but contingent upon the closing, of a transaction that will result in a Change of Control, the following provisions shall become applicable.

1.                                      Calculation and Vesting.

(a)                                 Each Performance Share Award shall be converted to either (i) a Restricted Stock Unit Award or (ii) cash, at the election of the Employee.  The Employee’s election shall be made in accordance with such procedures as may be adopted by the Company.  Both the Restricted Stock Unit Award and the cash equivalent shall become vested on the closing of the transaction that results in the Change of Control.

(1)                                 If the Employee elects to convert the Performance Share Award to a Restricted Stock Unit Award, the conversion will be accomplished in two steps.

In the first step, the Performance Share Award will be converted to a Restricted Stock Unit Award expressed in terms of Company Stock.  In this first step, the Employee shall receive the number of Restricted Stock Units equal to the number of shares of Stock that would have been earned at the target level of performance; provided, however, if, in the judgment of the Committee, the attained level of performance as of the last day of the month that is at least 30 days prior to the closing of the transaction that results in the Change of Control is reasonably ascertainable and such performance exceeds the target level of performance, the Employee shall receive the number of Restricted Stock Units equal to the number of shares of Stock that would have been earned at such attained level of performance rather than the target level of performance.  Whether the attained level of performance exceeds the target level will be determined on a goal-by-goal basis.  For example, if four equally weighted goals are established in connection with a particular Award, and the attained level of performance exceeds the target level for one of such goals, 25% of the Award will be earned at the attained level and the remaining 75% will be earned at the target level.

In the second step, the Restricted Stock Unit Award calculated in the first step shall be converted into an Award relating to the publicly traded stock of the surviving entity or its parent company.  The value of the shares of stock subject to the converted award shall equal the value of the consideration received in connection with the transaction that results in the Change of Control by a shareholder of the Company holding the same number of shares of Stock as the number of Restricted Stock Units calculated in the first step as described above.  If the only consideration received by the shareholders of the Company in connection with the transaction that results in the Change of Control is the publicly traded common or preferred stock of the acquiring entity or its parent company, this requirement will be deemed to be satisfied if the number of shares of stock to which the converted Award relates is at least equal to the number of shares of Stock subject to the original Award multiplied or divided by the conversion ratio applicable to the transaction that results in the Change of Control.

(2)                                 If the Employee elects to convert the Performance Share Award to cash, the Employee shall receive a cash payment equal to the Fair Market Value as of the date of closing of the specified number of shares of Stock equal to the number of shares of Stock that would have been earned at the target level of performance; provided, however, if, in the judgment of the Committee, the attained level of performance as of the last day of the month that is at least 30 days prior to the closing of the transaction that results in the Change of Control is reasonably ascertainable and such performance exceeds the target level of performance, the Employee shall receive a cash payment equal the Fair Market Value as of the date of closing of the specified number of shares of Stock equal to the number of shares of Stock that would have been earned at such attained level of performance rather than the target level of performance.  Whether the attained level of performance exceeds the target level will be determined on a goal-by-goal basis as further described in paragraph (a).

2.                                      Payment.  Performance Share Awards shall be calculated and shall vest in accordance with the provisions of Section 1 of this Addendum A.  If the Company concludes, in the exercise of its discretion, that all or a portion of this Award is subject to Section 409A, the payment for the portion of the Award that is determined to be subject to Section 409A shall be made at the time specified in the Award Agreement.  If the Company concludes, in the exercise of its discretion, that all or a portion of the Award is not subject to Section 409A, but, instead, is eligible for the short-term deferral exception to the requirements of Section 409A, the payment for the portion of the Award that is determined not to be subject to Section 409A shall be made immediately prior to or coincident with the closing of the transaction that results in the Change of Control.  No interest will be payable.

3.                                      Board Override.  Notwithstanding the foregoing provisions of this Addendum A, the Board, prior to a Change of Control, may determine that no Change of Control shall be deemed to have occurred or that some or all of the enhancements to the rights of Participants under all or a portion of the outstanding Awards upon a Change of Control, as provided in this Addendum A and the Award Agreement, shall not apply to specified Awards.  The Board may exercise such override authority only if, before or immediately upon the occurrence of the specified event that would otherwise constitute a Change of Control, the Board, as constituted prior to the Change of Control, reasonably concludes, in good faith, that: (i) Participants holding Awards affected by action of the Board under this Section 3 shall be protected by legally binding obligations of the Company or the surviving entity or the parent thereof because such Awards (A) shall remain outstanding following consummation of all transactions involved in or contemplated by such Change of Control or (B) shall be assumed and adjusted by the surviving entity resulting from such transactions or the parent thereof, or (C) shall be exchanged for new awards issued by the surviving entity resulting from such transaction or the parent thereof; and (ii) changes in the terms of the Award resulting from such transactions will not materially impair the value of the Awards to the Participants or their opportunity for future appreciation in respect of such Awards.  The Board may exercise such override authority with respect to an Award which the Company concludes is subject to (and not excepted from) the requirements of Section 409A of the Code only in a manner and to the extent permissible under Section 409A.

4.                                      Addendum Controls.  The provisions of this Addendum A shall control over any conflicting provisions of any Award Agreement in the event of a conflict.  The provisions of the Plan shall control in the event of any conflict between the provisions of the Plan and the provisions of this Addendum A.